As filed with the Securities and Exchange Commission on December 21, 2016
Registration No. 333-[________]

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S‑8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________
SWIFT ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)		20-3940661 (I.R.S. Employer Identification No.)
17001 Northchase Drive, Suite 100 Houston, Texas 77060 (Address of principal executive offices, including zip code)
_________________

SWIFT ENERGY COMPANY INDUCEMENT PLAN
(Full title of the plan)
Christopher M. Abundis
Vice President, General Counsel & Secretary
Swift Energy Company
17001 Northchase Drive, Suite 100
Houston, Texas 77060
Telephone: (281) 874-2700
(Name, address and telephone number of agent for service)

Copies to:
David P. Oelman James M. Prince Vinson & Elkins LLP 1001 Fannin, Suite 2500 Houston, Texas 77002 (713) 758-2222	Annie Foley Corporate Counsel Swift Energy Company 17001 Northchase Drive, Suite 100 Houston, Texas 77060 (281) 874-2700
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer ☑
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller Reporting Company ☐
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share	441,000 shares	$33.35	$14,707,350	$1,704.58

(1)
This Registration Statement (as defined below) registers 441,000 shares of common stock, $0.01 par value per share (the “Common Stock”), of Swift Energy Company (the “Registrant”) for issuance pursuant to the Swift Energy Company Inducement Plan, as amended from time to time (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to the adjustment or anti-dilution provisions of the Plan.

(2)
The proposed maximum offering price per share and proposed maximum aggregate offering price for the shares of Common Stock have been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h) under the Securities Act based upon the average of the high and low sales prices for a share of Common Stock as reported on the OTCQX Market on December 19, 2016.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The Registrant will send or give to all participants in the Plan document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. In accordance with Rule 428(a)(2) of the Securities Act, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 registration statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference.
Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

a)	The Registrant’s Annual Report on Form 10-K (File No. 001-08754), filed with the Commission on March 4, 2016 for the year ending December 31, 2015;

b)
The Registrant’s Quarterly Reports on Form 10-Q (File No. 001-08754), filed with the Commission on May 10, 2016, August 9, 2016 and November 3, 2016 for the quarters ending March 31, 2016, June 30, 2016 and September 30, 2016, respectively; and

c)
The Registrant’s Current Reports on Form 8-K (File No. 001-08754), filed with the Commission on January 4, 2016 (Items 1.01, 1.03, 2.03, 2.04, 5.02, 8.01 and 9.01); January 11, 2016 (Items 8.01 and 9.01); March 15, 2016 (Items 8.01 and 9.01); March 21, 2016 (Items 8.01 and 9.01); March 24, 2016 (Items 8.01 and 9.01); March 29, 2016 (Items 8.01 and 9.01); April 6, 2016 (Items 1.03 and 9.01); April 28 (Items 1.01, 1.02, 3.02, 3.03, 5.01, 5.02, 5.03 and 9.01); May 17, 2016 (Item 5.02); June 14, 2016 (Items 5.02 and 9.01); June 14, 2016 (Items 4.01 and 9.01); August 9, 2016 (Items 5.02, 8.01 and 9.01); September 29, 2016 (Items 5.02 and 9.01); October 3, 2016 (Item 5.02); October 13, 2016 (Items 5.02 and 9.01); November 16, 2016 (Items 10.1); November 25, 2015 (Items 1.01, 7.01 and 9.01); and December 7, 2016 (Items 7.01 and 9.01).

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4.    Description of Securities.
Authorized Capital
The Registrant has the authority to issue a total of 50,000,000 shares of capital stock, consisting of (a) 40,000,000 shares of Common Stock, and (b) 10,000,000 shares of preferred stock, par value $0.01 per share.
Voting Rights
Subject to any voting rights granted to preferred stock that may be outstanding from time to time, each share of the Registrant’s common stock shall be entitled to one vote per share, in person or by proxy, on all matters submitted to a vote for the Registrant’s stockholders on which the holders of common stock are entitled to vote. Except as otherwise required in the Registrant’s Certificate of Incorporation (the “Charter”), Bylaws (the “Bylaws”) or by applicable law, the holders of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders generally. The Charter and Bylaws do not provide for cumulative voting in connection with the election of directors, and accordingly, holders of more than 50% of the shares voting will be able to elect all of the directors. The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, constitute a quorum at all meetings of the stockholders for the transaction of business.
The board of directors of the Registrant (the “Board”) is made up of three classes following the Effective Date as defined below. Class I directors’ terms will expire at the first annual meeting of stockholders; Class II directors’

terms will expire at the second annual meeting of stockholders; and Class III directors’ terms expire at the third annual meeting of stockholders. At each annual meeting of stockholders, directors elected to succeed those whose term has expired will be elected to three year terms.
As further described below, pursuant to the terms of that certain Director Nomination Agreement dated as of April 22, 2016 (the “Nomination Agreement”), between the Registrant and the “Consenting Noteholders” (as defined in the Nomination Agreement, which includes Strategic Value Partners, LLC (“SVP”) and certain other former holders of the Registrant’s cancelled senior notes (the “Other Noteholders”)), the Consenting Noteholders have the right to nominate directors to the Board, among other things.
Dividend Rights
Subject to any dividend and other distribution rights granted to preferred stock that may be outstanding from time to time, holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, stock or otherwise) as may be declared thereon by the Board at any time and from time to time out of any funds legally available.
Preferred Stock
As of the date hereof, no shares of the Registrant’s preferred stock are outstanding. The Charter provides that the Board may issue preferred stock in one or more series from time to time at its option for such consideration and pursuant to such terms and conditions as it may decide. The Board will determine the designations, powers, preferences, rights, qualifications, limitations and restrictions of the preferred stock and may, at its option, divide such preferred stock into series and determine variations, if any, between any series so established. The holders of preferred stock may be entitled to preferences over holders of common stock with respect to dividends, liquidation, dissolution or winding-up of the Registrant in such amounts as are established by the resolutions of the Board approving the issuance of such shares.
The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Registrant without further action by the holders and may adversely affect voting and other rights of holders of common stock. In addition, issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding shares of voting stock.
No Preemptive Rights
No holder of Common Stock has any preemptive right to subscribe for any shares of the Registrant’s capital stock issued in the future.
Liquidation Rights
If the Registrant is liquidated (either partially or completely), dissolved or wound up, whether voluntarily or involuntarily, the holders of Common Stock shall be entitled to share ratably in the Registrant’s remaining assets after payment of all liquidation preferences, if any, applicable to any outstanding preferred stock.
Action by Written Consent
The Charter provides for action by written consent by holders of voting stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting.
Director Nomination Agreement
On April 22, 2016 (the “Effective Date”), the Registrant entered into the Nomination Agreement. The Nomination Agreement is included by reference in the Charter as necessary to effectuate its terms. Pursuant to the Nomination Agreement:
(a) On the Effective Date, the initial Board consisted of the following seven members:
(i) the Chief Executive Officer of the Registrant;
(ii) two directors designated by SVP, which were Peter Kirchof and David Geenberg;
(iii) two directors designated by the Consenting Noteholders (excluding SVP), which were Gabriel L. Ellisor and Charles W. Wampler; and
(iv) one independent director which was Michael Duginski, and one vacancy which was to be filled within 30 days of the Effective Date in accordance with the Charter (and which was filled by Marcus C. Rowland as Chairman of the Board (“Chairman”), effective September 26, 2016).

Mr. Duginski and Christoph O. Majeske (who replaced Mr. Kirchof as a Board member and SVP Designated Director on September 27, 2016 pursuant to the Nomination Agreement) will continue to serve as Class I Directors (as defined in the Charter) with an initial term which will expire at the first annual meeting of the stockholders of the Registrant held after the Effective Date; Messrs. Ellisor and Wampler will continue to serve as Class II Directors (as defined in the Charter) with an initial term which will expire at the second annual meeting of the stockholders of the Registrant held after the Effective Date; and our Chief Executive Officer (which position is currently vacant for purposes of the Nomination Agreement), and Messrs. Geenberg and Rowland will continue to serve as Class III Directors (as defined in the Charter) with an initial term which shall expire at the third annual meeting of the stockholders of the Registrant held after the Effective Date.
In addition, SVP and the Other Noteholders received the right to remove and replace their respective directors at any time.
(b) Following the expiration of the initial terms of the Board as set forth above, the Board will consist of seven members as follows:
(i) the Chief Executive Officer of the Registrant, which shall be a Class III Director;
(ii) two nominees designated by SVP (the “SVP Designated Directors”), which shall be one Class I Director and one Class II Director; provided, that (A) the number of nominees designated by SVP shall be reduced to one director, which shall be a Class III Director, at such time as SVP and its affiliates (other than other Consenting Noteholders) (the “SVP Entities”) collectively beneficially own common stock representing an equity percentage of less than 15% and greater than or equal to 8%, with the understanding that such reduction to one director shall be permanent and despite any later increase in their equity percentage, and (B) SVP shall permanently, and despite any later increase in their equity percentage, no longer be entitled to designate a nominee at such time as the SVP Entities collectively beneficially own common stock representing an equity percentage of less than 8%;
(iii) two nominees designated by the Consenting Noteholders (excluding SVP until such time that SVP is no longer entitled to designate an SVP Designated Director) (the “Noteholder Designated Directors”), which shall be two Class II Directors; provided, that (A) the number of nominees designated by the Consenting Noteholders shall be reduced to one director, which shall be a Class II Director, at such time as the Consenting Noteholders and their affiliates (the “Noteholder Entities”) collectively beneficially own common stock representing an equity percentage of less than 15% and greater than or equal to 8%, with the understanding that such reduction to one director shall be permanent and despite any later increase in their equity percentage, and (B) except as set forth in section (b)(iv) below, such Consenting Noteholders shall permanently, and despite any later increase in their equity percentage, no longer be entitled to designate a nominee at such time as the Noteholder Entities collectively beneficially own common stock representing an equity percentage of less than 8%;
(iv) for the purposes of calculating the equity percentage in clauses (A) and (B) of section (b)(iii), with respect to SVP’s ownership, the equity percentage shall only include the portion of SVP’s equity percentage that exceeds 15% up to a maximum of 7.9%, until such time that SVP is no longer entitled to designate an SVP Designated Director. At such time that SVP is no longer entitled to designate an SVP Designated Director, all of SVP’s ownership shall be included in the equity percentage calculations in clauses (A) and (B) of section (b)(iii). For the purposes of section (b)(iii), the designation right contained in such provision shall still be available at the time SVP is no longer entitled to designate an SVP Designated Director, if at such time, the Equity Percentage ownership threshold in clause (B) of section (b)(iii) is satisfied; and
(v) one independent director and one additional director (which will be the Chairman) nominated by the Nominating and Strategy Committee of the Board, which shall be a Class III Director.
(c) So long as SVP is entitled to designate a nominee, SVP shall have the right to remove such nominee (with or without cause), from time to time and at any time, from the Board. Should a director designated by SVP be removed for any reason, whether by SVP or otherwise in accordance with the Charter and the Bylaws, SVP shall be entitled to designate an individual to fill the vacancy created by such removal so long as SVP is entitled to designate a nominee on the date of such replacement designation, subject to the Charter and Bylaws of the Registrant.
In addition, if SVP loses the right to nominate any directors, it may not remove and replace their directors still on the Board. If the Consenting Noteholders’ combined equity percentage falls below 50%, the Consenting Noteholders will lose the right to remove and replace their directors.

The Nomination Agreement terminates upon the earlier to occur of (a) such time as the Consenting Noteholders in the aggregate no longer beneficially own common stock representing an equity percentage equal to or greater than 8% or (b) the delivery of written notice to the Registrant by all of the Consenting Noteholders, requesting the termination of the Agreement. Further, at such time as a particular Consenting Noteholder no longer beneficially owns any shares of common stock, all rights and obligations of such Consenting Noteholder under the Nomination Agreement will terminate.
This summary is qualified in its entirety by reference to the full text of the Nomination Agreement, which is incorporated by reference herein as Exhibit 4.3.
Shareholder Veto Rights
The business and affairs of the Registrant shall be managed under the direction of the Board to the fullest extent permitted by Section 141(a) of the Delaware General Corporation Law (the “DGCL”), except that, notwithstanding any other provision of the Charter or the Bylaws, at any time in which one or more SVP Designated Directors or Noteholder Designated Directors is serving on the Board, the Registrant and the Board shall not take any of the following actions if the Consenting Noteholders that are party to the Nomination Agreement and that hold in the aggregate at least 50% of the Registrant’s issued and outstanding shares of Common Stock object to such action in writing:
(a) The sale or other disposition of assets of the Registrant or any of its subsidiaries, in any single transaction or series of related transactions, with a fair market value in the aggregate in excess of $75,000,000, other than (i) any such sales or dispositions to or among the Registrant and its subsidiaries and (ii) the sale or disposition of hydrocarbons, accounts receivable, surplus or obsolete equipment (excluding the disposition of oil and gas in place and other interests in real property and volumetric production payments) in the ordinary course of business.
(b) Any sale, recapitalization, liquidation, dissolution, winding up, bankruptcy event, reorganization, consolidation, or merger of the Registrant or any of its subsidiaries.
(c) Issuing or repurchasing any shares of Common Stock or other equity securities (or securities convertible into or exercisable for equity securities) of the Registrant in an amount that is in the aggregate in excess of $5,000,000, other than (i) pursuant to employee benefit and incentive plans, (ii) the repurchase of capital stock deemed to occur upon the exercise of stock options or other equity awards to the extent such capital stock represents a portion of the exercise price of those stock options or other equity awards and any repurchase of capital stock made in lieu of or to satisfy withholding or similar taxes in connection with any exercise or exchange of stock options, warrants, equity incentives, other equity awards or other rights to acquire capital stock and (iii) the issuance of shares of Common Stock upon exercise of warrants pursuant to that certain Warrant Agreement, dated April 22, 2016, between the Registrant and American Stock Transfer & Trust Company, LLC.
(d) Incurring any indebtedness for borrowed money (including through capital leases, the issuance of debt securities or the guarantee of indebtedness of another person or entity), in any single transaction or series of related transactions, that is in the aggregate in excess of $75,000,000, other than (i) any indebtedness incurred to refinance indebtedness issued for less than $75,000,000 (which such amount shall be calculated in the aggregate for any series of related transactions), (ii) intercompany indebtedness, (iii) hedging obligations in the ordinary course of business and not for speculative purposes and (iv) other indebtedness in respect of workers’ compensation claims, insurance contracts, self-insurance obligations, bankers’ acceptances, performance and surety bonds and other similar guarantees of obligations in the ordinary course of business.
(e) Entering into any proposed transaction or series of related transactions involving a “Change of Control” (as defined below) of the Registrant. For purposes of this provision, “Change of Control” shall mean any transaction resulting in any person or group (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act) acquiring “beneficial ownership” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the total outstanding equity interests of the Registrant (measured by voting power rather than number of shares).
(f) Entering into or consummating any material acquisition of businesses, companies or assets (whether through sales or leases) or joint ventures, in any single transaction or series of related transactions, in the aggregate in excess of $75,000,000.
(g) Increasing or decreasing the size of the Board.
(h) Amending the Charter or Bylaws of the Registrant.
(i) Entering into any arrangements or transactions with affiliates of the Registrant.

Notwithstanding anything to the contrary contained in the Charter, these veto rights are not deemed to eliminate or reduce any fiduciary duties a member of the Board may have to any stockholder or group of stockholders of the Registrant that may otherwise exist under the DGCL.
Delaware Anti-Takeover Law
The Registrant is not subject to Section 203 of the DGCL.
Transfer Agent and Registrar
The transfer agent for the Registrant’s common stock is American Stock Transfer & Trust Company, LLC.
Item 5.    Interests of Named Experts and Counsel.
Not applicable.
Item 6.    Indemnification of Directors and Officers.
Delaware General Corporation Law
Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper.
Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.
    Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). The determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
    Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in Section 145. The expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon those terms and conditions, if any, as the corporation deems appropriate.
    Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145.
Section 145(k) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted in accordance with, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Certificate of Incorporation
Article XI of the Charter provides that the Registrant’s directors shall not be personally liable to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty, except to the extent such elimination or limitation of liability is not permitted under the DGCL.
Article XV of the Charter provides that each person who at any time is or was a director or officer of the Registrant, or any person who, while a director or officer of the Registrant, is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, enterprise or nonprofit entity (including service with respect to employee benefit plans), shall be entitled to (a) indemnification and (b) the advancement of expenses incurred by such person from the Registrant as, and to the fullest extent, permitted by applicable laws. The rights conferred in Article XV of the Charter are not exclusive of any other right which any person may have or hereafter acquire under any statute, other provision of the Charter, Bylaws, a separate agreement, vote of stockholders or disinterested directors or otherwise.
Indemnification Agreements
    The Registrant has entered into indemnification agreements with its directors and certain of its officers. Under the terms of the indemnification agreements, the Registrant has generally agreed to indemnify an officer or director for liabilities incurred to the fullest extent permitted by the DGCL. Also, as permitted under Delaware law, the indemnification agreements require the Registrant to advance expenses in defending any such action provided that the director or executive officer undertakes to repay the amounts if the person ultimately is determined not to be entitled to indemnification from the Registrant.
D&O Liability Insurance
The Nomination Agreement provides that the Registrant shall use its reasonable best efforts to maintain in effect at all times directors and officers indemnity insurance coverage reasonably satisfactory to SVP and the Consenting Noteholders. As a result, the Registrant maintains directors’ and officers’ liability insurance.
The above discussion of Section 145 of the Delaware General Corporation Law, the Charter, the indemnification agreements and the Registrant’s maintenance of directors’ and officers’ liability insurance is not intended to be exhaustive and is qualified in its entirety by reference to such statute and each respective document.
Item 7.    Exemption from Registration Claimed.
Not applicable.
Item 8.    Exhibits.
The exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which immediately precedes such exhibits and is incorporated herein by reference.
Item 9.    Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on December 21, 2016.

SWIFT ENERGY COMPANY /s/ Robert J. Banks
Name:	Robert J. Banks
Title:	Interim Chief Executive Officer

KNOWN ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints Christopher M. Abundis as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or agent, or his substitute or substitutes, may lawfully do or cause to be done.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Banks
Robert J. Banks /s/ Alton D. Heckaman, Jr.	Interim Chief Executive Officer (principal executive officer)	December 21, 2016
Alton D. Heckaman, Jr. /s/ Marcus C. Rowland	Chief Financial Officer (principal financial officer and principal accounting officer)	December 21, 2016
Marcus C. Rowland /s/ Michael Duginski	Chairman of the Board	December 21, 2016
Michael Duginski /s/ Gabriel L. Ellisor	Director	December 21, 2016
Gabriel L. Ellisor	Director
David Geenberg	Director
Christoph O. Majeske /s/ Charles W. Wampler	Director	December 21, 2016
Charles W. Wampler	Director	December 21, 2016

EXHIBIT INDEX

Exhibit Number	Description
4.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on April 27, 2016).
4.2	Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on April 27, 2016).
4.3	Director Nomination Agreement (incorporated by reference to Exhibit 4.7 to the Registrant’s Registration Statement on Form S-8 filed with the Commission on April 27, 2016).
4.4*	Swift Energy Company Inducement Plan.
4.5*	Form of Restricted Stock Unit Agreement (Inducement Grant).
4.6*	Form of Stock Option Agreement (Inducement Grant).
5.1*	Opinion of Vinson & Elkins LLP.
23.1*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement).*
23.2*	Consent of Ernst & Young LLP.
23.3*	Consent of H.J. Gruy and Associates, Inc.
24.1*	Power of Attorney (included on the signature page of this Registration Statement).

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*filed herewith.